                                                                   EXHIBIT 10.20

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

This Executive Employment Agreement, dated as of February 5, 2002, is between SciQuest, Inc., a Delaware corporation and Stephen J. Wiehe. As Mr. Wiehe's employment contract expires in February 2002 the Board of Directors desires to extend the agreement for his services.

This agreement extends the terms of the Executive Employment Agreement, dated as of February 5, 2001 (attached). All terms and conditions of the agreement (including stock options) shall remain in effect until February 5, 2002 with the following provisions:

     o    This agreement is effective February 5, 2002
     o    Term of the agreement is 12 months
     o Mr. Wiehe will receive 12 months severance pay if he is terminated by the Board of Directors for any reason other than cause during the term of the agreement
     o Medical coverage (through COBRA) will be covered for 18 months from date of termination if Mr. Wiehe is terminated by the Board of Directors for any reason other than cause during the term of agreement
     o    Base salary will remain at $275,000 per year
     o Mr. Wiehe will be reimbursed for the cost of an automobile. Terms of the reimbursement to be worked out




                                         SCIQUEST, INC.


                                         By:  /s/ NOEL FENTON
                                             ----------------------------------
                                                    NOEL FENTON

                                              /s/ STEPHEN J. WIEHE
                                         --------------------------------------
                                                  STEPHEN J. WIEHE

                         EXECUTIVE EMPLOYMENT AGREEMENT

                                     between

                               SCIQUEST.COM, INC.

                                       and

                                STEPHEN J. WIEHE

                                February 1, 2001

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

     This Executive Employment Agreement ("Agreement"), dated as of February 5, 2001, is between SciQuest.com, Inc., a Delaware corporation (the "Company"), and Stephen J. Wiehe ("Executive"). The Company and Executive are collectively referred to in this Agreement as the "Parties."

     WHEREAS, the Company desires to retain the services of Executive, and Executive desires to be employed by the Company, in accordance with this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.   DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings indicated:

     1.1 "Cause" means any of the following:

          (a) The continued failure of Executive to substantially or satisfactorily perform his duties under this Agreement as determined by the good-faith judgment of the Company's Board of Directors (the "Board"), other than any such failure resulting from death or a Disability;

          (b) The conviction of Executive based on, or Executive's pleading nolo contendre to, an allegation of, fraud, embezzlement, theft or another felony (excluding a traffic violation).

          (c) Any willful and continued act or omission by Executive that, in the good-faith judgment of the Board, is demonstrably and materially injurious to the Company's business or reputation.

          (d) A willful and continued breach of any of the material terms of this Agreement, and/or any attachments.

No act or omission under any of subsections (a), (c) and (d) of this Paragraph
1.1 shall constitute "Cause" (and will not be considered "willful and continued") unless such act or omission continues after the Board (i) provides Executive written notice describing the particular act(s) or omission(s) which the Board believes in good faith to constitute Cause, (ii) provides Executive an opportunity, as soon as reasonably possible, but in no event greater than thirty
(30) days following that notice, to meet in person with the Board to explain or defend the alleged act(s) or omission(s) and, to the extent practicable, to cure such act(s) or omission(s), and (iii) following the expiration of such notice and cure period, determines that such act(s) or omission(s) have not been cured. Except with respect to any material breach of the Employee Noncompetition,

Nondisclosure and Developments Agreement attached hereto as Exhibit A, Executive shall further have the right to contest an allegation of Cause by requesting arbitration of that issue in accordance with Section 8. No act or omission shall be considered "willful" if Executive believed in good faith and based upon reasonable business judgment that such acts or omissions were in the best interests of the Company.

     1.2 "Disability" means a permanent and total disability, which shall be deemed to exist (i) if Executive is unable reasonably to perform his duties under this Agreement because of any medically determinable physical or mental incapacity that has lasted or can reasonably be expected to last for at least one hundred eighty (180) consecutive days and (ii) a qualified independent physician selected by or acceptable to the Chairman of the Board (the "Chairman") and Executive (or his legal representative) confirms such disability. If Executive (or his legal representative) and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician, and those two physicians shall select a third. The determination of Disability by such third physician, made in writing to the Company and Executive, shall be final and conclusive for all purposes of this Agreement. In this circumstance, Executive shall, if there is any question about his Disability, submit to a physical examination by such third physician. All costs of the physician(s) shall be borne by the Company.

     1.3 "Good Reason" means any of the following:

          (a) Executive is not elected or appointed to, or is removed from, the position of either President, Chief Executive Officer or a member of the Board for any reason, other than for Cause or by reason of Executive's death or Disability; or

          (b) Executive is assigned duties and responsibilities that are inconsistent, in any material respect, with the scope of duties and responsibilities associated with Executive's position of President and Chief Executive Officer of the Company; or

          (c) the Company fails to timely pay Executive any amounts otherwise vested and due hereunder, including any bonus, and such failure continues for ten (10) business days following written notice of nonpayment to the Company;

          (d) the Company takes any action which would adversely affect Executive's participation in, or materially reduce Executive's benefits under any Benefit Plans (as defined in Paragraph 3.3); or

          (e) the Company fails to provide Executive with the number of paid vacation days or the other perquisites to which Executive is entitled under
     Section 3.

Except as expressly provided in Paragraph 1.3(c), nothing described above in this Paragraph 1.3 shall constitute "Good Reason" unless Executive (i) provides the Board written notice of the occurrence of any act(s) or omissions(s) described above that may constitute Good Reason describing the particular act(s) or omission(s) which Executive believes in good faith to constitute Good Reason,
(ii) provides the Board an opportunity, within thirty (30) days following delivery of that notice, for the Board to explain or defend the alleged act(s) or omission(s) and to cure such act(s) or omission(s), and (iii) following the expiration of such notice and cure period, determines that such act(s) or omission(s) have not been cured. The Company shall have the right to contest an allegation of Good Reason by requesting arbitration of that issue in accordance with Section 8.

     1.4 "Change of Control" means a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") whether or not the Company in fact is required to comply with Regulation 14A. Notwithstanding the foregoing, a Change of Control shall be deemed to have occurred if:

          (a) any "person" (as used in Section 13(d) of the Exchange Act) becomes the "beneficial owner" (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of equity securities of the Company representing fifty and one-tenth percent (50.1%) or more of the combined voting power of the Company's then outstanding equity securities; or

          (b) the Company shall reorganize or merge with or consolidate into any other entity, other than a reorganization, merger, or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing less than fifty percent (50.0%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such reorganization, merger, or consolidation; or

          (c) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition of all or substantially all of the Company's assets.

For purposes of the definition of "Change of Control," a person has "control" over another person if that first person has the power, directly or indirectly, to direct the management and policies of that other person.

     1.5 "Successor" means any person who or which acquired all or substantially all of the assets or business or all or substantially all of the equity securities of the Company, whether by purchase, reorganization, merger, consolidation, or otherwise, in a transaction or series of transactions constituting or causing a Change of Control.

     1.6 "Term" means the term of this Agreement, and includes both the initial Term and any extended Term, as set forth in Section 4.

     1.7 "Termination Date" means (i) the date the Term expires and one or both of the Parties have elected not to extend the Term, in accordance with Paragraph 4.2; (ii) the date of Executive's death, (iii) the third business day after the date on which the Company gives notice of termination of Executive's employment because of Disability, or (iv) the date of termination specified in any other Notice of Termination (as defined in Paragraph 5.9) of Executive's employment, or if not specified in the Notice of Termination, the date that Notice of Termination is given.

2.   EMPLOYMENT

     2.1 Generally. Executive shall be employed by the Company, and the Company shall employ Executive, on the terms and conditions set forth in this Agreement.

     2.2 Specific Duties. During the Term (as defined herein), Executive shall be employed as the President and Chief Executive Officer of the Company. Executive shall have such authority and shall perform such duties as are assigned to him by the Board and that are customary for such positions including responsibility for the following departments of the Company: accounting/finance, human resources, legal, investor relations, and strategic planning. Executive shall, subject to the direction and instruction of the Board, (a) perform all duties incident to Executive's employment hereunder; (b) promote the interests of the Company; and (c) perform such other duties appropriate for Executive's position as the Chairman may from time to time reasonably direct. In addition, for so long as Executive remains employed by the Company, Executive shall be appointed for election to the Board and perform such duties customarily assumed by Board members.

     2.3 Full-Time Employment. Executive shall devote his full time (except for permitted vacation time and absence for any illness or disability), attention, and efforts to the performance of his duties under this Agreement. Executive may, however, engage in civic, charitable, investing, and professional or trade activities so long as those activities are disclosed to the Board and do not interfere with the performance of his duties under this Agreement.

3.   COMPENSATION.

     3.1 Base Salary . During the Term, the Company shall pay Executive for his services an annual base salary of $275,000.00, less required withholdings, payable in substantially equal installments in accordance with the Company's normal payroll procedures. Executive's base salary will be reviewed annually by the Compensation Committee of the Board (the "Compensation Committee") and may be increased (but not decreased) at the discretion of the Chairman or the Compensation Committee. Executive's annual base salary in effect from time to time, exclusive of any other compensation hereunder, is hereinafter called the "Base Salary."

     3.2 Annual Bonus. In addition to the Base Salary payable to Executive, Executive may be entitled to receive additional cash compensation, as of the end of each fiscal year of the Company during the Term, as an incentive bonus (the "Annual Bonus"). Payment of the Annual Bonus for any year of the Term will be dependent upon Executive's achieving stated performance objectives for the fiscal year. Subject to the foregoing provisions of this Paragraph, the Compensation Committee, in consultation with Executive, will determine reasonable performance objectives and the potential amount of the Annual Bonus in accordance with the Company's annual budgeting and planning process. The Annual Bonus shall be earned upon satisfaction of the performance objectives and shall be payable promptly after the end of the fiscal year, but in no event later than March 31 of each calendar year for the prior fiscal year of the Company.

     3.3 Participation in Benefit Plans. Executive shall be entitled to participate in any and all health, dental, disability and life insurance and other welfare benefit plans; profit-sharing plans; long-term incentive compensation plans; stock award, stock option, or other stock-related compensation plans (in addition to those expressly provided for in this Agreement); and other benefits, plans, or arrangements provided or available generally to senior executives of the Company in effect during the Term (collectively, "Benefit Plans"). Executive's participation in any or all of the Benefit Plans will be subject to the terms and conditions of the Benefit Plans as they may hereafter be amended or restated (or discontinued) by the Company, including the satisfaction of all applicable eligibility requirements and vesting provisions of the Benefit Plans.

     3.4 Vacation. Executive will be entitled to paid vacation, in accordance with the Company's vacation policies, practices, and procedures, of at least four (4) weeks each calendar year.

     3.5 Stock Options.

     (a) Incentive Stock Options. Upon the execution of this Agreement, Company and Executive are entering into that certain Stock Option Agreement, of even date herewith and attached hereto as Exhibit B, between the Company and Executive (the "Stock Option Agreement"), pursuant to which the Company is granting Executive the right and option to purchase up to nine hundred thousand (900,000) shares of the Company's common stock on the terms provided therein (the "Option"). The parties acknowledge that the Company's execution of the Stock Option Agreement is a material inducement to Executive entering into this Agreement. Any other provision of the Stock Option Agreement notwithstanding, the Parties agree that the Option granted under the Stock Option Agreement shall be allocated between incentive stock options and non-qualified stock options, as permitted by Internal Revenue Service regulations, in such a manner so as to maximize the number of incentive stock options granted to Executive, and such allocation shall be set forth in an exhibit which shall be attached to the Stock Option Agreement.

     (b) Acceleration. Notwithstanding the foregoing, with respect to the Option Shares, upon any Change of Control (a "Triggering Event"), fifty percent of Option Shares then outstanding that are not vested at such time shall become vested and immediately exercisable upon the occurrence of the Triggering Event.

     3.6 Reimbursement. Executive shall be entitled to reimbursement from the Company, in accordance with the relevant policies, practices, and procedures of the Company, for all reasonable business expenses incurred by Executive in performing his duties under this Agreement. In addition, Executive shall be entitled to reimbursement (in an amount not to exceed $5,000) for reasonable attorneys' fees incurred by Executive in preparing or reviewing this Agreement, the Stock Option Agreement, the Stock Option Plan associated therewith and other relevant documents pertinent to Executive's employment by the Company.

     3.7 Indemnification. Executive shall have rights to indemnification and advancement of expenses to the maximum extent allowed by applicable law. The Company shall maintain directors' and officers' liability coverage for Executive, and shall execute indemnity agreements with Executive, to the same extent as provided generally to other executive officers and directors of the Company.

4.   TERM

     The term of Executive's employment under this Agreement (the "Term") shall be as follows:

     4.1 Initial Term. The Term shall commence on February 12, 2001 and shall expire at 11:59:59 p.m., Eastern Time, February 11, 2002 (subject to extension pursuant to Paragraph 4.2), unless Executive's employment hereunder is earlier terminated pursuant to Section 5.

     4.2 Extended Term. Upon the expiration of the initial Term described in Paragraph 4.1, or of any subsequent extended Term described in this Paragraph 4.2, the Term shall be automatically extended, without the need for any action by either Party, for additional consecutive one-year terms, (i) unless the Company notifies Executive, at least ninety (90) days before the expiration date of the then-current Term, that the Company does not wish to extend the Term, or
(ii) Executive notifies the Company, at least ninety (90) days before the expiration date, that Executive does not wish to extend the then-current Term. If such a notice of non-extension is timely given, the Term will expire at the end of the then-currentTerm.

5.   TERMINATION

     5.1 Termination By the Company - Generally. The Company may terminate Executive's employment at any time, either with or without Cause; provided the Company complies with this Section 5 and the other provisions of this Agreement. Executive may terminate his employment at any time with Good Reason or upon ninety (90) days notice without Good Reason; provided Executive complies with this Section 5 and the other provisions of this Agreement. The Parties' respective rights and obligations upon a Termination Date shall be those set forth in this Section 5.

     5.2 Benefits Payable Upon Termination. Upon the occurrence of a Termination Date, the Company shall pay or provide Executive the following:

          (a) Any Base Salary earned by, but not yet paid to, Executive through the Termination Date;

          (b) Any Annual Bonus (as described in Paragraph 3.2) that has been earned by, but not yet been paid to, Executive through the Termination Date, unless Executive terminates this Agreement without Good Reason;

          (c) All benefits, or (at the Company's option) the cash equivalent of all benefits, that have been earned by or vested in, and are payable to, Executive under, and subject to the terms (including all eligibility requirements) of, the Benefit Plans in which Executive participated through the Termination Date;

          (d) All reimbursable expenses due, but not yet paid, to Executive as of the Termination Date under Paragraph 3.6; and

          (e) An amount equal to Executive's accrued and unused vacation in accordance with Company policy.

Any amounts due under this Paragraph 5.2 shall be paid in the same manner and on the same date(s) as would have occurred if Executive's employment under this Agreement had not ceased. The amounts or benefits due under subparagraph (c) of this Paragraph 5.2 shall be paid or provided in accordance with the terms of the Benefit Plans under which such amounts or benefits are due to Executive. The amounts due under subparagraphs (d) and (e) of this Paragraph 5.2, if any, shall be paid in accordance with the terms of the Company's policies, practices, and procedures regarding reimbursable expenses and accrued and unused vacation, respectively. Except as expressly provided in the following provisions of this
Section 5, upon paying or providing Executive the preceding amounts or benefits, the Company shall have no further obligation or liability under this Agreement for Base Salary, Annual Bonus or any other cash compensation or for any benefits under any of the Benefit Plans. Upon the occurrence of a Termination Date, and without any written resignation, Executive shall be deemed to have resigned from any position as an officer or director, or both, of any subsidiary, division, or affiliate of the Company or any other entity in which the Company holds an equity interest or which it sponsors that Executive then holds.

     5.3 Termination Upon Disability. If a Termination Date occurs due to notice by the Company because of Disability, Executive (or his legal representative) shall be entitled to receive from the Company any benefits under the Company's then-current disability plan applicable to Executive, if any, for senior executives, as may be amended from time to time.

     5.4 Termination Without Cause or for Good Reason. If Executive's employment is terminated by either the Company without Cause or by Executive for Good Reason, or in the event that the Company elects not to extend the Term of this Agreement and fails to provide Executive with at least ninety (90) days notice of such election, as required by Paragraph 4.2, then Executive shall be entitled to receive the following from the Company, as liquidated damages (the "Severance Payment") upon the Executive's release of the Company in a form acceptable to the Company (the "Release"):

          (a) an amount equal to one-half of the Base Salary, as in effect on the Termination Date (i.e., six (6) month's salary);

          (b) the insurance required by Paragraph 5.7;

          (c) the amount incurred by Executive for all reasonable legal fees and expenses as a result of such termination incurred in successfully seeking to obtain or enforce any right or benefit provided by this Agreement or the Stock Option Agreement.

The portion of the Severance Payment described in subparagraph (a) above shall be paid in a lump-sum payment. The Severance Payment shall be in addition to the amounts or benefits to which Executive is entitled under Paragraph 5.2 and any rights Executive may have under the Benefit Plans. The Company will promptly make the Severance Payment within ten business days after Executive's execution of the Release.

     5.5 Termination for Cause or Without Good Reason. If Executive's employment is terminated either by the Company for Cause or by Executive without Good Reason, or if a Termination Date occurs due to Executive's death or Executive's election not to extend the Term and such election is not communicated to the Company at least ninety (90) days prior to the expiration of the Term, as required by Paragraph 4.2, then Executive shall not be entitled to any payments other than the amounts or benefits to which Executive is entitled under Paragraph 5.2.

     5.6 Insurance. Unless Executive is terminated for Cause, the Company shall maintain or cause to be maintained in full force and effect for a period of one
(1) year from the Termination Date, (the "Benefits Period") all health, dental and life insurance in which Executive participated or was entitled to participate immediately prior to the Termination Date, provided that Executive's continued participation is possible under the general terms and provisions of such plans and programs. If Executive's participation in any such plan or program is barred, during the Benefits Period the Company shall reimburse Executive for any coverage costs under the Consolidated Omnibus Budget Reform Act of 1985 ("COBRA") for those plans in which Executive participated or was entitled to participate immediately prior to the Termination Date. At the end of the Benefits Period, Executive will be entitled to take advantage of any conversion privileges applicable to the benefits available under any such plans or programs. The Company shall pay any and all premiums associated with maintaining such insurance coverage.

     5.7 No Offset. There will be no offset against any Severance Payment or other severance benefit under this Agreement on account of any remuneration or benefits from any subsequent employment (including self-employment) that Executive may obtain after the Termination Date.

     5.8 Notice of Termination. Any purported termination by the Company or by Executive shall be communicated by written Notice of Termination to the other party in accordance with the requirements of Paragraph 9.1. A "Notice of Termination" shall mean a notice indicating the specific termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

6.   CONFIDENTIALITY; RESTRICTIVE COVENANTS

     Executive acknowledges and agrees that he is bound by the terms of the Company's standard Employee Noncompetition, Nondisclosure and Developments Agreement attached hereto as Exhibit A. Employee further represents and warrants that his performance of all the terms of this Agreement and including any attachments does not and will not breach any agreement with any third parties to keep in confidence proprietary information or to restrain from competitive activities.

7.   REFORMATION AND SEVERABILITY

     The Parties intend all provisions of this Agreement and any attachments hereto to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of this Agreement and any attachments hereto is too broad to be enforced as written, the Parties intend that the court reform the provision to such narrower scope as it determines to be reasonable and enforceable. In addition, however, Executive agrees that each of the covenants set forth in Exhibit A constitutes a separate agreement independently supported by good and adequate consideration, shall be severable from the other provisions of this Agreement, and (with this Section 7) shall survive the occurrence of a Termination Date. If any provision of this Agreement, including any attachments hereto, is held to be illegal, invalid, or unenforceable under present or future laws, (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision never constituted a part of this Agreement, and (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added as part of this Agreement a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

8.   DISPUTE RESOLUTION

     8.1 Arbitration. Except with respect to any claim or dispute arising out of the restrictive covenants set forth in Exhibit A, the exclusive remedy or method of resolving all disputes or questions arising out of or relating to this Agreement or the expiration or termination of Executive's employment hereunder shall be arbitration held in Raleigh, North Carolina. The Company expressly reserves the right to resolve any claim or dispute arising out of the covenants set forth in Exhibit A in a court of competent jurisdiction, including the right to seek and obtain injunctive relief. Any arbitration may be requested or initiated by a Party by written notice to the other Party specifying the subject of requested arbitration and appointing the notifying party's arbitrator ("Arbitration Notice"). The prevailing Party in any such arbitration shall also be entitled to an award of reasonable attorneys' fees and expenses incurred in connection with any such arbitration.

     8.2 Arbitrators. Arbitration shall be before three arbitrators, one to be appointed by the Company, a second to be appointed by Executive, and a third to be appointed by the two arbitrators chosen by the Company and Executive. All such arbitrators shall be selected from a list of potential arbitrators provided by the American Arbitration Association. The third arbitrator shall act as chairman. If either Party fails to appoint an arbitrator by written notice to the other Party within ten days after the Arbitration Notice is given or the two arbitrators appointed by the Parties fail to appoint a third arbitrator within ten (10) days after the date of the appointment of the second arbitrator, then the American Arbitration Association in Raleigh, North Carolina, upon application of a Party shall appoint an arbitrator to fill that position.

     8.3 Award and Costs. The arbitration proceeding shall be conducted in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association. A determination or award made or approved by at least two of the arbitrators shall be the valid and binding action of the arbitrators. The costs of arbitration shall be borne by the Company and/or Executive as determined by the arbitrators. The arbitration determination or award shall be final and conclusive on the Parties, and judgment upon such award may be entered and enforced in any court of competent jurisdiction.

9.   MISCELLANEOUS

     9.1 Notices. Any notice, consent, demand, request, approval, or other communication to be given under this Agreement by one Party to the other must be in writing and must be either (i) personally delivered, (ii) mailed by registered or certified mail, postage prepaid with return receipt requested, or
(iii) delivered by overnight express delivery service or same-day or overnight local courier service, in any event to the address set forth below or to such other address as may be designated by either or both of the Parties from time to time in accordance with this Paragraph 9.1:

         If to the Company:     SciQuest.com, Inc.
                                5151 McCrimmon Parkway
                                Suite 208
                                Morrisville, North Carolina 27401
                                Attention: Chairman

         Copy to:               Wyrick Robbins Yates & Ponton LLP
                                4101 Lake Boone Trail, Suite
                                Raleigh, NC  27607
                                Attention:  Larry E. Robbins, Esq.


         If to Executive:       Mr. Stephen J. Wiehe
                                11216 Brass Kettle Road
                                Raleigh, North Carolina 27614

         Copy to:               Smith Helms Mulliss & Moore, LLP
                                2800 Two Hannover Square
                                Raleigh, North Carolina  27601
                                Attn:  David V. Otterson, Esq.

Notices delivered personally or by overnight express delivery service or by local courier service shall be deemed given and received as of actual receipt. Notices mailed as described above shall be deemed given and received three business days after mailing or upon actual receipt, whichever is earlier.

     9.2 Entire Agreement. This Agreement and any attachments hereto replace and supersede any and all other agreements and understandings of any kind, either oral or written, between the Parties with respect to the subject matter of this Agreement and contain all of the covenants and agreements between the Parties with respect to the subject matter of this Agreement.

     9.3 Modification. No change or modification of this Agreement will be valid or binding upon the Parties, nor will any waiver of any term or condition be so binding, unless the change or modification or waiver is in writing and signed by both Parties.

     9.4 Governing Law and Venue. This Agreement and the obligations and undertakings of the Parties under this Agreement are performable in Morrisville, North Carolina. This Agreement and all matters related hereto shall be governed by, and construed in accordance with, the laws of the State of North Carolina, without reference to conflict of law principles.

     9.5 Counterparts. This Agreement may be executed in counterparts, each of which constitutes an original, but all of which constitute one document.

     9.6 Estate. If Executive dies during his employment hereunder, any amounts due him from the Company under this Agreement as of the date of his death shall be paid to his estate or heirs.

     9.7 Assignment. The Company shall not have the right to assign this Agreement, except to a Successor. The rights, duties, and benefits to Executive hereunder are unique and personal to him, and no such right, duty, or benefit may be assigned by him.

     9.8 Binding Effect; Survival. This Agreement is binding upon the Parties, together with their respective executors, administrators, successors, personal representatives, heirs, and permitted assigns. The respective rights and obligations of the Parties under this Agreement shall survive the expiration or termination of the Term to the extent necessary to give full effect to those rights and obligations.

     9.9 Waiver of Breach. Any waiver by a Party of a breach of any provision of this Agreement by the other Party will not operate or be construed as a waiver of any other or any subsequent breach.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

                                      SCIQUEST.COM, INC.


                                      By:
                                          -------------------------------------
                                          M. Scott Andrews
                                          Chairman of the Board



                                      -----------------------------------------
                                                  STEPHEN J. WIEHE

                                    EXHIBIT A
                                    ---------

        Employee Noncompetition, Nondisclosure and Developments Agreement
        -----------------------------------------------------------------

     THIS AGREEMENT (the "Agreement") is made and entered into this ____ day of ________ 2001, by and between SciQuest.com, Inc., a Delaware corporation (the "Company"), and Stephen J. Wiehe ("you" or the "Employee") in connection with the Employment Agreement of even date herewith.

     1. Performance of Duties. You will devote your entire time and best efforts, skill, ability and attention to the business and affairs of the Company, and will perform such services and duties as you may be assigned from time to time by the Company.

     2. Confidentiality. You will not at any time, whether during or after the termination of this Agreement, reveal to any person or entity any trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party that you receive from or through your employment by the Company (including but not limited to trade secrets or confidential information respecting inventions, research, products, designs, methods, know-how, formulae, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals) (the "Confidential Information"), except as may be required in the ordinary course of performing your duties for the Company. You shall keep secret all matters entrusted to you and shall not use or attempt to use any such information except for the benefit of the Company. Upon request of the Company and, in any event, upon termination of your employment, you will promptly return to the Company any Confidential Information in your possession or under your control. You will also return at such time any keys, pass cards, identification cards and other property belonging to the Company. At the Company's request, promptly after you leave the employ of the Company, you will certify in writing to the Company that you have complied with this Section 2.

     3. Employee Developments. If at any time or times during your work for the Company, you shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or other intellectual property right or any interest therein, whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection (herein called "Developments") that relates to the business of the Company or any of the products or services being developed, manufactured or sold by the Company or that may be used in relation therewith, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns. You shall promptly disclose to the Company each such Development and hereby assign any rights you may have or acquire in the Developments to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto to the Company. Upon the request of the Company, you will execute and deliver all documents and do all other acts that are or may be necessary to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain, extend and enforce any and all patent, trademark or copyrights registrations under United States or foreign law with respect to any such Developments. If, for any reason, the Company is unable to obtain your signature to apply for or to pursue any application for any United States or foreign patent, trademark or copyright covering the Developments assigned to the Company hereunder, you hereby irrevocably designate and appoint the Company and its agents and officers as your agents and attorneys-in-fact, to act for you and in your behalf and stead to execute and file any such applications and to do other lawfully permitted acts to further the prosecution and issuance of U.S. and foreign patents, trademarks and copyrights with the same legal force and effect as if executed by you. You further represent that your performance of all the terms of this Agreement and work for the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by you in confidence or in trust. You have not entered into, and agree that you will not enter into, any agreement in conflict herewith.

     4. Noncompetition and Nonsolicitation Covenants. For a period of one year following your termination of employment, regardless of the manner of such termination, you will not, in any country or other jurisdiction: (a) engage directly or indirectly in any business that competes with the Company in providing an Internet based, interactive marketplace for scientific and laboratory products used by pharmaceutical, clinical, biotechnology, chemical, industrial or educational organizations (the "Restricted Businesses"); or (b) directly or indirectly solicit any employee or consultant of the Company to provide services to any Restricted Business or to cease providing services to the Company; or (c) directly or indirectly solicit any customer or supplier of the Company to become a customer or supplier of any Restricted Business or to cease its status as a customer or supplier of the Company.

     5. Survival; Binding Effect. Your obligations under this Agreement shall survive your termination of employment, regardless of the manner of such termination, and shall be binding upon your heirs, executors, administrators and legal representatives.

     6. Assignment. The term "Company" shall include the company described in the first paragraph of this Agreement and any of its subsidiaries, subdivisions or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by such successors or assigns.

     7. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to conflicts of law provisions thereof. This Agreement may be executed in counterparts. This Agreement may be amended only in a writing signed by each of the parties hereto. This Agreement, as it may be amended pursuant to the terms hereof, represents the complete and final agreement of the parties and shall control over any other statement, representation or agreement by the Company (for example, such as may appear in employment or policy manuals). This Agreement supersedes any prior negotiations or discussions between the parties with regard to the subject matter hereof.

COMPANY:                          EMPLOYEE:


SCIQUEST.COM, INC.                         ____________________________________

                                           Stephen J. Wiehe

__________________________

By: ______________________

Title: ___________________

                                    EXHIBIT B
                                    ---------

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                   -------------------------------------------

               SCIQUEST.COM, INC. INCENTIVE STOCK OPTION AGREEMENT

     SciQuest.com, Inc. (the "Company") granted to the individual named below an option to purchase certain shares of common stock of the Company pursuant to the SciQuest.com, Inc. 1999 Stock Incentive Plan, in the manner and subject to the provisions of this Option Agreement.

1.   Definitions:

     (a) "Code" shall mean the Internal Revenue Code of 1986, as amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

     (b) "Company" shall mean SciQuest.com, Inc., a Delaware corporation, and any successor corporation thereto.

     (c)  "Date of Option Grant" shall mean ____________, ___, 2001.

     (d) "Disability" shall mean disability within the meaning of section 22(e)(3) of the Code, as determined by the Board in its discretion under procedures established by the Board.

     (e) "Exercise Price" shall mean ____________ ($_______) [Exercise_Price_1] per share as adjusted from time to time pursuant to paragraph 9 below.

     (f) "Number of Option Shares" shall mean Nine Hundred Thousand (900,000) shares of common stock of the Company (the "Common Stock") as adjusted from time to time pursuant to paragraph 9 below.

     (g) "Option Term Date" shall mean the date ten (10) years after the Date of Option Grant.

     (h)  "Optionee" shall mean Stephen J. Wiehe.

     (i) "Participating Company" shall mean (i) the Company and (ii) any present or future parent and/or subsidiary corporation of the Company while such corporation is a parent or subsidiary of the Company. For purposes of this Option Agreement, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Code.

     (j) "Participating Company Group" shall mean at any point in time all corporations collectively which are then a Participating Company.

     (k)  "Plan" shall mean the SciQuest.com, Inc. 1999 Stock Incentive Plan.

          Other capitalized terms used herein and without definition shall have the meanings ascribed to such terms in the Plan.

2. Status of the Option. This Option is intended to be an incentive stock option as described in Section 422 of the Code, but the Company does not represent or warrant that this Option qualifies as such. The Optionee should consult with the Optionee's own tax advisors regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.

3.   Administration; Delegation.

     (a) Administration by Board. The Plan shall be administered by the Board. The Board shall have authority to grant Options and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No member of the Board shall be liable for any action or determination relating to the Plan. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Option. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

     (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Options and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Options and the maximum number of shares for any one Optionee to be made by such executive officers.

     (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (each, a "Committee"). For so long as the common stock, $.001 par value per share (the "Common Stock"), of the Company is registered under the Securities Exchange Act of 1934 (the "Exchange

          Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean a Committee or the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.   Exercise of the Option.

     (a) Right to Exercise. The Option shall vest and become exercisable from time to time, subject to the schedule set forth below, in whole or in part, until termination thereof as provided in paragraph 6 hereof; provided, however, that if, on the Date of Option Grant, the Optionee is subject to the provisions of Section 16 of the Exchange Act, the Option shall vest according to the schedule set forth below, but shall in no event become exercisable for a period of six (6) months following the Date of Option Grant:

          (i) On or after August 11, 2001, (the "Initial Vesting Date"), the Option may be exercised to purchase up to twelve and one half percent (12.5%) of the number of Option Shares.

          (ii) On or after the last day of each successive full month beginning on or after the Initial Vesting Date, the Option may be exercised to purchase up to an additional 1/48th of the Number of Option Shares. This provision shall be interpreted such that on or after the fourth annual anniversary date of the Initial Vesting Date, the Option may be exercised to purchase up to 100% of the Number of Option Shares.

          The schedule set forth above is cumulative, such that shares as to which the Option has become exercisable on and after a date indicated by the schedule may be purchased pursuant to exercise of the Option at any subsequent date prior to termination of the Option pursuant to paragraph 6 hereof.

          Notwithstanding the foregoing, if the aggregate fair market value, determined as of the Date of Option Grant, of the stock with respect to which the Optionee may exercise incentive stock options for the first time during any calendar year (under this Plan or under any other plan of the Participating Company Group), as determined in accordance with Section 422(d) of the Code, shall exceed one hundred thousand dollars ($100,000), the Option shall be deemed a nonqualified stock option to the extent of such excess.

     (b) Method of Exercise. The Option shall be exercised by written notice to the Company in the form of Exhibit A to this Agreement (or such other form as the Company may require) stating the election to exercise the Option, the number of shares for which the Option is being exercised and such other representations and agreements as may be required by the Company in its discretion. The written notice must be signed by the Optionee and must be delivered in person or by certified or registered mail, return receipt requested, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set forth in paragraph 6 below, accompanied by full payment of the exercise price for the number of shares being purchased.

     (c) Form of Payment of Option Price. Such payment may be made (i) in cash or by check, (ii) in the Board's discretion, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, (iii) in the Board's discretion, by delivery of shares of Common Stock owned by the Optionee valued at their Fair Market Value, as determined by the Board of Directors (the "Fair Market Value"), which shares have been owned by the Optionee for a period of at least one (1) year prior to such delivery, (iv) in the Board's discretion and to the extent permitted by law, by delivery of a promissory note of the Optionee to the Company secured by valuable collateral acceptable to the Board and on other terms acceptable to the Board, or (v) by payment of such other lawful consideration as the Board may determine in its discretion.

     (d) Withholding. Each Optionee shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Option to such Optionee no later than the date of the event creating the tax liability. The Board may allow Optionee to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Option creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to an Optionee.

     (e) Certificate Registration. The certificate or certificates for the shares as to which the Option shall be exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee.

     (f) Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of the shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. The Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. In addition, no Option may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.

               THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISABLE UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.

          As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

     (g) Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

5. Non-Transferability of the Option. The Option may be exercised during the lifetime of the Optionee only by the Optionee and may not be sold, assigned, pledged, transferred or otherwise encumbered in any manner, either voluntarily or by operation of law, except by will or by the laws of descent and distribution.

6. Termination of the Option. The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Term Date as defined above, (b) the last date for exercising the Option following termination of employment as described in paragraph 7 below, or (c) upon the occurrence of an Acquisition Event, as described in paragraph 8 below.

7.   Termination of Employment.

     (a) Termination of the Option. If the Optionee ceases to be an employee of the Participating Company Group for any reason except death or Disability, the Option may be exercised by the Optionee, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee (or, to the extent unexercised and vested if the Optionee is, on the Date of Option Grant, subject to
          Section 16 of the Exchange Act and the Optionee ceases to be an employee within six (6) months following the Date of Option Grant), within three (3) months after the date on which the Optionee's employment terminates, but in any event no later than the Option Term Date; provided, however, that the Option shall not be exercisable after the date the Optionee's employment with the Participating Company Group is terminated for cause (as determined in the sole discretion of the Board). If the Optionee's employment with the Participating Company Group is terminated because of the death or Disability of the Optionee, the Option may be exercised by the Optionee (or the Optionee's legal representative), to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee (or, to the extent unexercised and vested if the Optionee is, on the Date of Option Grant, subject to
          Section 16 of the Exchange Act and the Optionee ceases to be an employee within six (6) months following the Date of Option Grant), at any time prior to the expiration of twelve (12) months from the date the Optionee's employment terminated, but in any event no later than the Option Term Date. The Optionee's employment shall be deemed to have terminated on account of death if the Optionee dies within three
          (3) months after the Optionee's termination of employment. This paragraph shall be interpreted such that the Option ceases to vest on the date on which the Optionee ceases to be an employee of the Participating Company Group (pursuant to this paragraph 7) for any reason, notwithstanding any period after such cessation of employment during which the Option may remain exercisable as provided in this paragraph 7.

     (b) Termination of Employment Defined. For purposes of this paragraph 7, the Optionee's employment shall be deemed to have terminated either upon an actual termination of employment or upon the Optionee's employer ceasing to be a Participating Company.

     (c) Exercise Prevented by Law. Except as provided in this paragraph 7, the Option shall terminate and may not be exercised after the Optionee's employment with the Participating Company Group terminates unless the exercise of the Option in accordance with this paragraph 7 is prevented by the provisions of paragraph 4(f) above. If the exercise of the Option is so prevented, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Term Date.

     (d) Optionee Subject to Section 16(b). Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth above would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of employment, or (iii) the Option Term Date.

     (e) Leave of Absence. For purposes hereof, the Optionee's employment with the Participating Company Group shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, the Optionee's employment shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Optionee's right to reemployment with the Participating Company Group remains guaranteed by statute or contract.

8. Acquisition Events. Except to the extent otherwise provided herein or in any other agreement between the Optionee and the Company, upon the occurrence of an Acquisition Event (as hereinafter defined), fifty percent (50%) of the portion of this Option then outstanding and unvested, shall become vested and immediately exercisable upon the occurrence of the Acquisition Event or such earlier date as may be specified by the Board by written notice to the Optionee, and, as applicable, the Board may take one or both of the following additional actions with respect to the Option: (i) provide that such Option shall be assumed, or equivalent Options be substituted by the acquiring or succeeding corporation (or an affiliate thereof), or (ii) upon written notice to the Optionee, provide that all the unexercised portion of the Option, or, in the Board's discretion, such portions thereof as become vested solely by reason of this provision, will terminate to the extent not exercised by the Optionee prior to the consummation of such Acquisition Event or such earlier date as may be specified by the Board by written notice to Optionee.

     As used in this Section 8, an "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company.

9. Adjustments to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, the number and class of security and exercise price per share subject to this Option shall be appropriately adjusted by the Company (or substituted Options may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 9 applies and Section 8 also applies to any event, Section 8 shall be applicable to such event, and this Section 9 shall not be applicable.

10.  Rights as a Stockholder or Employee.

     (a) No Rights as Stockholder. Subject to the provisions of this Option, no Optionee or Designated Beneficiary shall have any right as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Option until becoming the record holder of such shares.

     (b) No Right to Employment or Other Status. No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving an Optionee the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Optionee free from any liability or claim under the Plan, except as expressly provided in the applicable Option.

11. Notice of Sales Upon Disqualifying Disposition. The Optionee shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Option Agreement. In addition, the Optionee shall promptly notify the Chief Financial Officer of the Company if the Optionee disposes of any of the shares acquired pursuant to the Option within one
     (1) year from the date the Optionee exercises all or part of the Option or within two (2) years of the date of grant of the Option. Until such time as the Optionee disposes of such shares in a manner consistent with the provisions of this Option Agreement, the Optionee shall hold all shares acquired pursuant to the Option in the Optionee's name (and not in the name of any nominee) for the one-year period immediately after exercise of the Option and the two-year period immediately after grant of the Option. At any time during the one-year or two-year periods set forth above, the Company may place a legend or legends on any certificate or certificates representing shares acquired pursuant to the Option requesting the transfer agent for the Company's stock to notify the Company of any such transfers. The obligation of the Optionee to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate or certificates pursuant to the preceding sentence.

12. Legends. The Company may at any time place legends referencing affiliate status or any applicable federal or state securities law restriction on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to effectuate the provisions of this paragraph. Unless otherwise specified by the Company, legends placed on such certificates may include (as applicable), but shall not be limited to, the following:

          THE REGISTERED HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE, AT THE TIME OF ISSUANCE HEREOF, MAY BE DEEMED AN AFFILIATE OF THE ISSUER UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON EXERCISE OF AN INCENTIVE STOCK OPTION AS DEFINED IN SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS

          AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF MADE ON OR BEFORE THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE OPTION IN THE REGISTERED HOLDER'S NAME (AND NOT IN THE NAME OF ANY NOMINEE) FOR A PERIOD OF ONE YEAR FROM THE DATE OF EXERCISE OF THE OPTION OR TWO YEARS FROM THE DATE OF GRANT OF THE OPTION.

13. Public Offering. The Optionee hereby agrees that in the event of an underwritten public offering of stock made by the Company under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered under the Securities Act.

14. Binding Effect. This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

15. Termination or Amendment of Option. The Board may amend, modify or terminate any outstanding Option, including but not limited to, substituting therefor another Option of the same or a different type, changing the date of exercise, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Optionee's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Optionee.

16. Integrated Agreement. This Option Agreement (together with the Plan) constitutes the entire understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein, and there are no other agreements, understandings, restrictions, representations, or warranties between the Optionee and the Company with respect to the subject matter contained herein other than those as set forth or provided for herein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

17. Terms and Conditions of Plan. The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Option Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

18. Applicable Law. This Option Agreement shall be governed by the laws of the State of Delaware, without regard to any applicable conflicts of law.


                                        SCIQUEST.COM, INC.


                                        ---------------------------------------
                                        By:
                                        Title:

The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company made in good faith upon any questions arising under this Option Agreement.

         The undersigned hereby acknowledges receipt of a copy of the Plan.

Date:
      ------------------------------    ---------------------------------------
                                                     Stephen Wiehe


Date:                                   Name:
      ------------------------------          ---------------------------------


              SciQuest.com, Inc. -- NOTICE OF STOCK OPTION EXERCISE
                (Transaction must be completed within 30 days or
                                                      -------
              this Notice of Stock Option Exercise shall be void)


The Undersigned Elects to Purchase:
----------------------------------

----------------------------------------------------------------------------
       Grant  Number of     Exercise      Total         Control No.
ISO/   Date   Shares        Price         Amount Due    (SciQuest.com
NSO           to Exercise   Per Share     Company       Use Only)
----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

Please Check the Applicable Procedure:
-------------------------------------

[_]  Same-Day-Sale:     The Company is hereby directed and instructed to
                        authorize the transfer agent to issue _______________ shares of Common Stock in the designated broker's name for my benefit.

[_]  Sell to Cover      The Company is hereby directed and instructed to
                        authorize the transfer agent to issue _______________ shares of Common Stock in the designated broker's name for my benefit.

[_]  Cash Exercise:     I elect to exercise my option and pay for the shares
                        in full. Enclosed is my check payable to SciQuest.com, Inc. for $______________ which represents the full exercise price for _______________ shares of Common
                        Stock at ______________ per share.

                        Please distribute shares as follows:

                        [_] as a certificate to me at the address specified below by first class mail
                        [_] electronically issue via DWAC to the broker indicated below for my benefit

[_] I hereby irrevocably authorize the broker designated above to pay the total option price and any applicable taxes due to SciQuest.com.

Please Specify Broker:
----------------------

[_]  Name:    Donaldson Lufkin & Jenrette [_] Name:
                                                      -------------------------
     Address: 1201 W. Peachtree Street, NE    Address:
                                                      -------------------------
              Atlanta, GA  30309
                                                      -------------------------
     Attn:    Scott Bass / Roger Hunt         Attn:
                                                      -------------------------
     Tel:     404-897-2997                    Tel:
                                                      -------------------------
     Fax:     404-897-3333                    Fax:
                                                      -------------------------
     Broker DTC #0443                         Broker DTC #
                                                          ---------------------
     Acct #                                   Acct #
              --------------------                    -------------------------

Broker Instructions:
-------------------

- Broker will notify SciQuest.com when trade occurs and at what price less all commissions and fees. SciQuest.com will calculate any applicable taxes and notify broker of total amount due the Company.

- Broker will either overnight a check or wire the total funds due using the following wire details:

          Account Name:    SciQuest.com, Inc.
          Bank Name:       Chase, New York, NY
          Account Number:  323021476
          ABA#:            021000021

- Broker will distribute the balance of the Same-Day-Sale proceeds as designated by the undersigned.

     ---------------------------------------------------------------------------

I understand that the shares being issued to me upon the exercise of my options (the "Shares") are being issued to me pursuant to an effective registration statement on Form S-8 filed with the Securities and Exchange Commission covering the shares issuable under the SciQuest.com, Inc. Stock Option Plan and the SciQuest.com, Inc. 1999 Stock Incentive Plan. In connection with my exercise and purchase of the Shares and by my signature below, I hereby represent, warrant and agree as follows:
     1. I am not acquiring the Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares, but rather upon independent examination and judgment as to the prospects of the Company.
     2. I have had complete access to and the opportunity to review all material documents related to the business of the Company and to ask answers with respect thereto, have examined all such documents as I have desired as may be necessary for me to make an informed decision with respect to the investment in the Company represented by the Shares, and I am is familiar with the business and affairs of the Company and realize that any purchase of the Shares is a speculative investment and that any possible profit therefrom is uncertain.
     3. I have not relied upon the Company or an employee or agent of the Company with respect to any tax consequences related to exercise of me options or the disposition of the Shares. I assume full responsibility for all such tax consequences and the filing of all tax returns and elections I may be required to or find desirable to file in connection therewith.

Optionee Signature:
                                     ------------------------------------------

Print Name:
                                     ------------------------------------------

Mail to Address:
                                     ------------------------------------------



Daytime Phone Number:
                                     ------------------------------------------

Social Security Number:
                                     ------------------------------------------



SciQuest.com Authorization Signature:
                                     ------------------------------------------

Forward Completed form to:
Dedrie Smith
SciQuest.com, Inc.
5151 McCrimmon Parkway
Suite 208
Morrisville, NC 27560
Tel:     919-659-2373
Fax:     919-659-6373